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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, No. 333-139760 of RiverSource(R) Signature Select Variable Annuity of our report dated February 24, 2012 relating to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 20, 2012 with respect to the financial statements of RiverSource Variable Annuity Account, which appear in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, No. 333-139760 of RiverSource(R) Signature Select Variable Annuity. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
October 16, 2012

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Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 23, 2011 with respect to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 22, 2011 with respect to the financial statements of RiverSource Variable Annuity Account included in Post-Effective Amendment No. 13 to the Registration Statement (Form N-4, No. 333-139760) for the registration of the RiverSource(R) Signature Select Variable Annuity offered by RiverSource Life Insurance Company which has been incorporated by reference in this Post-Effective Amendment No. 14 to the Registration Statement (Form N-4, No. 333-139760) for the registration of the RiverSource(R) Signature Select Variable Annuity offered by RiverSource Life Insurance Company.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 17, 2012